UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 1, 2026 (March 30, 2026)

Date of Report (Date of earliest event reported)

ROPER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction

of incorporation)

1-12273	51-0263969
(Commission File Number)	(IRS Employer Identification No.)

6496 UNIVERISTY PARKWAY, SARASOTA, FLORIDA	34240
(Address of principal executive offices)	(Zip Code)

(941) 556-2601

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 Par Value	ROP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On March 30, 2026, Roper Technologies, Inc. (the “Company” or “Roper”) entered into a new five-year unsecured credit facility (the “Credit Agreement”) among Roper, the financial institutions from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A. and Wells Fargo Bank, National Association, as syndication agents, and PNC Bank, National Association, Truist Bank, U.S Bank National Association, The Huntington National Bank, Royal Bank of Canada, The Toronto-Dominion Bank, New York Branch, and MUFG Bank, Ltd., as documentation agents, which replaces its existing $3.50 billion unsecured credit facility, dated as of July 21, 2022. The new facility comprises a five-year $3.50 billion revolving credit facility, which includes availability of up to $150.0 million for letters of credit, of which $60.0 million shall be committed. Loans under the facility will be available in dollars, and letters of credit will be available in dollars and other currencies to be agreed. The Company may also, subject to compliance with specified conditions, request additional term loans or revolving credit commitments in an aggregate amount not to exceed $1.00 billion. Terms used in this Item 1.01 and not defined herein have the meanings ascribed to them in the Credit Agreement.

The Company will have the right to add foreign subsidiaries as borrowers under the Credit Agreement, subject to the satisfaction of specified conditions. The Company will guarantee the payment and performance by the foreign subsidiary borrowers of their obligations under the Credit Agreement. The Company’s obligations under the Credit Agreement are not guaranteed by any of its subsidiaries. However, the Company has the right, subject to the satisfaction of certain conditions set forth in the Credit Agreement, to cause any of its wholly-owned domestic subsidiaries to become guarantors.

Loans under the Credit Agreement can be borrowed as term SOFR loans or ABR Loans, at the Company’s option. Each term SOFR loan will bear interest at a rate per annum equal to the applicable Term SOFR rate plus a spread ranging from 0.795% to 1.300%, as determined by the Company’s senior unsecured long-term debt rating at such time. Based on the Company’s current rating, the spread for SOFR loans would be 0.920%. Each ABR Loan will bear interest at a rate per annum equal to the Alternate Base Rate plus a spread ranging from 0.000% to 0.300%, as determined by the Company’s senior unsecured long-term debt rating at such time. Based on the Company’s current rating, the spread for ABR Loans would be 0.000%.

Outstanding letters of credit issued under the Credit Agreement will be charged a quarterly fee depending on the Company’s senior unsecured long-term debt rating. Based on the Company’s current rating, the quarterly fee would be payable at a rate of 0.920% per annum, plus a fronting fee of 0.125% per annum on the undrawn and unexpired amount of all letters of credit.

Additionally, the Company will pay a quarterly facility fee on the used and unused portions of the revolving credit facility depending on the Company’s senior unsecured long-term debt rating. Based on the Company’s current rating, the quarterly fee would accrue at a rate of 0.080% per annum.

Amounts outstanding under the Credit Agreement may be accelerated upon the occurrence of customary events of default. The Credit Agreement requires the Company to maintain a Total Debt to Total Capital Ratio of 0.65 to 1.00 or less. Borrowings under the Credit Agreement are prepayable at Roper’s option at any time in whole or in part without premium or penalty.

Roper and its affiliates maintain various commercial and service relationships with certain of the lenders under the Credit Agreement and their affiliates in the ordinary course of business. In the ordinary course of their respective businesses, certain of the lenders and the other parties to the Credit Agreement and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with Roper and its affiliates for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

The description above is a summary and is qualified in its entirety by the Credit Agreement which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with its entry into the Credit Agreement, on March 30, 2026, Roper terminated its five-year unsecured credit facility (the “Credit Agreement”) among Roper, the financial institutions from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A. and Wells Fargo Bank, N.A., as syndication agents, and Mizuho Bank, Ltd., MUFG Bank, Ltd., PNC Bank, National Association, TD Bank, N.A., Truist Bank and U.S Bank, National Association, as documentation agents. As of the date of termination, $2.0 billion of principal was outstanding under the Prior Credit Agreement, and a USD equivalent amount of approximately $6.2 million of letters of credit was outstanding.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Please see Item 1.01 above, which information is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Credit Agreement dated as of March 30, 2026, among Roper Technologies, Inc., the foreign subsidiary borrowers from time to time party thereto, the financial institutions from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A. and Wells Fargo Bank, National Association, as syndication agents, and PNC Bank, National Association, Truist Bank, U.S Bank National Association, The Huntington National Bank, Royal Bank of Canada, The Toronto-Dominion Bank, New York Branch, and MUFG Bank, Ltd., as documentation agents.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROPER TECHNOLOGIES, INC.

By:	/s/ John K. Stipancich
Name:	John K. Stipancich
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date:	April 1, 2026